Western New England Bancorp, Inc. 8-K

Exhibit 99.1

For further information contact: James C. Hagan, President and CEO Guida R. Sajdak, Executive Vice President and CFO Meghan Hibner, Vice President and Investor Relations Officer 413-568-1911

WESTERN NEW ENGLAND BANCORP, INC. REPORTS RESULTS FOR THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND DECLARES QUARTERLY CASH DIVIDEND

Westfield, Massachusetts, October 23, 2018: Western New England Bancorp, Inc. (the “Company” or “WNEB”) (NasdaqGS: WNEB), the holding company for Westfield Bank (the “Bank”), announced today the unaudited results of operations for the three and nine months ended September 30, 2018. For the three months ended September 30, 2018, the Company reported net income of $3.9 million, or $0.14 earnings per diluted share, compared to net income of $3.8 million, or $0.13 earnings per diluted share, for the three months ended September 30, 2017. On a linked quarter basis, net income of $3.9 million decreased $1.2 million, or 23.9%, from net income of $5.1 million, or $0.18 earnings per diluted share, for the three months ended June 30, 2018. For the nine months ended September 30, 2018, net income was $12.6 million, or $0.43 earnings per diluted share, compared to $12.7 million, or $0.42 earnings per diluted share, for the nine months ended September 30, 2017.

The Company also announced that the Board of Directors declared a quarterly cash dividend of $0.04 per share, payable on or about November 21, 2018 to shareholders of record on November 7, 2018.

“We are pleased with the organic loan and deposit growth during the quarter. We remain focused on growing loans while maintaining strong asset quality. Increasing core deposits continues to be a priority as they are particularly valuable as interest rates continue to rise,” stated Westfield Bank President and CEO James C. Hagan. “Although the net interest margin decreased from the second quarter, we continue to adjust the balance sheet to position the Company for a continued rise in interest rates. Over the last nine months, we decreased our average reliance on short-term borrowings by 55% and increased long-term borrowings by 70% in order to manage interest rate risk. We also decreased the low-yielding investment portfolio in order to fund loan growth and pay down high cost borrowings.”

Key Highlights:

•	Loans: Total loans as of September 30, 2018 were $1.7 billion, an increase of $23.7 million, or 1.4%, from June 30, 2018 and an increase of $61.9 million, or 5.1% on an annualized basis, from December 31, 2017.

•	Deposits: Total deposits increased $57.2 million from June 30, 2018 to September 30, 2018 and increased $102.9 million, or 6.8% on an annualized basis, from December 31, 2017. Core deposits increased $26.8 million, while time deposits increased by $76.2 million from December 31, 2017 to September 30, 2018. The loan-to-deposit ratio decreased from 108.3% at December 31, 2017 to 105.2% at September 30, 2018.

•	Allowance for Loan Losses and Credit Quality: Allowance for loan losses was 0.72% of total loans and 95.7% of non-performing loans at September 30, 2018. Allowance for loan losses as a percentage of loans, excluding the loans acquired from Chicopee Bancorp, Inc., (“Chicopee”) was 1.01% at September 30, 2018. Non-performing loans to total loans and non-performing loans to total assets were 0.76% and 0.59%, respectively, at September 30, 2018.

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•	Provision for Loan Losses: The provision for loan losses decreased $400,000, or 53.3%, from the three months ended June 30, 2018 to the three months ended September 30, 2018. The Company reported net charge-offs of $101,000, or 0.01%, of average loans during the three months ended September 30, 2018.

•	Net Interest Margin: The net interest margin, which is stated on a fully taxable equivalent basis throughout this release, was 2.96% for the three months ended September 30, 2018, compared to 3.27% for the three months ended June 30, 2018. Excluding the purchase accounting adjustments and prepayment penalties, the adjusted net interest margin was 2.97% for the three months ended September 30, 2018, compared to 3.03% for the three months ended June 30, 2018. The net interest margin for the nine months ended September 30, 2018 was 3.11% compared to 3.09% for the nine months ended September 30, 2017. Excluding purchase accounting adjustments and prepayment penalties, the adjusted net interest margin increased from 2.99% to 3.02% for the nine months ended September 30, 2017 to the nine months ended September 30, 2018, respectively.

•	Non-Interest Expense: Non-interest expense increased $26,000, or 0.2%, from the three months ended June 30, 2018 to the three months ended September 30, 2018 and represented 2.18% of average assets as of September 30, 2018.

•	Repurchases: During the three months ended September 30, 2018, the Company repurchased 294,899 shares at an average price of $10.86 under its previously approved repurchase plan. As of September 30, 2018, there were 1,302,693 shares available to repurchase under the plan.

•	Capital Management: Tangible book value per share was $7.64 at September 30, 2018, compared to $7.57 at December 31, 2017. The Company’s and Bank’s regulatory capital ratios continued to exceed the levels required to be considered “well-capitalized” under federal banking regulations.

Net Income for the Three Months ended September 30, 2018 compared to the Three Months ended June 30, 2018

The Company reported net income of $3.9 million, or $0.14 earnings per diluted share, for the three months ended September 30, 2018, compared to net income of $5.1 million, or $0.18 earnings per diluted share, for the three months ended June 30, 2018.

Adjusting for the bank-owned life insurance (“BOLI”) death benefits of $715,000, favorable purchase accounting adjustments of $909,000 and a prepayment penalty on a commercial payoff of $269,000 during the three months ended June 30, 2018 and the $62,000 negative purchase accounting adjustments and $10,000 prepayment penalty fees during the three months ended September 30, 2018, net income was $4.0 million, or $0.14 earnings per diluted share, for the three months ended September 30, 2018 compared to $3.2 million, or $0.11 earnings per diluted share, for the three months ended June 30, 2018.

Return on average assets and return on average equity were 0.74% and 6.42%, respectively, for the three months ended September 30, 2018, as compared to 0.98% and 8.63%, respectively, for the three months ended June 30, 2018.

Net Interest Income and Net Interest Margin

On a sequential quarter basis, net interest income decreased $1.3 million, or 7.9%, to $14.6 million for the three months ended September 30, 2018 from $15.9 million for the three months ended June 30, 2018. The decrease in net interest income was due to a decrease in interest income of $859,000, or 4.2%, and an increase in interest expense of $401,000, or 8.7%. Net interest income for the three months ended June 30, 2018 included $909,000 in favorable purchase accounting adjustments primarily due to the full payoff of a purchase credit impaired loan from Chicopee and a prepayment penalty fee of $269,000, compared to $62,000 in negative purchase accounting adjustments and $10,000 in prepayment penalty fees reported during the three months ended September 30, 2018. Excluding these adjustments, interest income increased $334,000, or 1.7%, offset by the increase in interest expense of $364,000, or 7.7%, for the three months ended September 30, 2018. The increase in interest expense was primarily due to the $367,000, or 13.1%, increase in interest expense on deposits, while interest expense on borrowings decreased $3,000, or 0.2%.

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The net interest margin for the three months ended September 30, 2018 was 2.96%, compared to 3.27% during the three months ended June 30, 2018. The decrease in net interest margin was largely due to the following: purchase accounting adjustments decreased from a favorable adjustment of $909,000 made during the three months ended June 30, 2018, compared to a negative adjustment of $62,000 made during the three months ended September 30, 2018. The result was a decrease of 20 basis points on the net interest margin; prepayment penalties decreased $259,000, from $269,000 during the three months ended June 30, 2018 to $10,000 during the three months ended September 30, 2018, which further decreased the net interest margin by five basis points. In addition, the Company also recognized $153,000 in premium amortization due to payoffs during the three months ended September 30, 2018, compared to $64,000 during the three months ended June 30, 2018, which negatively impacted the net interest margin during the three months ended September 30, 2018 by three basis points. After these adjustments, the adjusted net interest margin decreased from 3.04% during the three months ended June 30, 2018 to 3.00% during the three months ended September 30, 2018.

The average yield on interest-earning assets decreased 20 basis points from 4.20% for the three months ended June 30, 2018 to 4.00% for the three months ended September 30, 2018. Excluding the purchase accounting adjustments and the prepayment penalties mentioned above, the average yield on interest-earning assets increased five basis points from 3.98% for the three months ended June 30, 2018 to 4.03% for the three months ended September 30, 2018, respectively. During the three months ended September 30, 2018, the average cost of funds increased 12 basis points from 1.20% for the three months ended June 30, 2018 to 1.32% for the three months ended September 30, 2018. The average cost of time deposits increased 19 basis points from 1.46% for the three months ended June 30, 2018 to 1.65% for the three months ended September 30, 2018. The average cost of deposits increased 12 basis points from 0.88% for the three months ended June 30, 2018 to 1.00% for the three months ended September 30, 2018, while the average cost of borrowings increased 12 basis points during the same period. We anticipate that recent increases in the federal funds target rate may continue to place upward pressure on deposit and borrowing rates as competition for deposits increases. For the three months ended September 30, 2018, average demand deposits of $328.7 million, an interest-free source of funds, represented 21.0% of average total deposits. During the three months ended September 30, 2018, average interest-earning assets increased $8.5 million, or 0.4%, to $2.0 billion. The increase in average interest-earning assets was due to an increase in average loans of $17.1 million, or 1.0%, partially offset by a decrease in average securities of $9.4 million, or 3.4%.

Provision for Loan Losses

The provision for loan losses decreased $400,000, or 53.3%, from $750,000 for the three months ended June 30, 2018, to $350,000 for the three months ended September 30, 2018. The Company recorded net charge-offs of $101,000 for the three months ended September 30, 2018, as compared to net charge-offs of $134,000 for the three months ended June 30, 2018.

Non-Interest Income

On a sequential quarter basis, non-interest income decreased $637,000, or 21.7%, to $2.3 million for the three months ended September 30, 2018, from $2.9 million for the three months ended June 30, 2018. During the three months ended June 30, 2018, non-interest income included the recognition of $715,000 in BOLI death benefits. Excluding the BOLI death benefit, non-interest income increased $78,000, or 3.5%, for the three months ended September 30, 2018 primarily due to an increase in service charges and fees of $198,000, or 11.7%, partially offset by a decrease in other income of $131,000. The third quarter typically includes seasonal non-interest income which was approximately $200,000 during the three months ended September 30, 2018.

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Non-Interest Expense

For the three months ended September 30, 2018, non-interest expense increased $26,000 to $11.6 million from $11.5 million for the three months ended June 30, 2018. The increase in non-interest expense was primarily due to an increase in professional fees of $86,000, or 12.6%, an increase in other expenses of $79,000, or 4.5%, an increase in furniture and equipment expense of $18,000, or 4.7%, and an increase in FDIC insurance expense of $11,000, or 7.5%. These increases were partially offset by a decrease in salaries and benefits of $113,000, or 1.7%, a decrease in data processing of $36,000, or 5.3%, a decrease in occupancy expense of $15,000, or 1.6%, and a decrease in advertising expense of $4,000, or 1.1%. The increase in professional fees was due to $102,000 in legal fees associated with a previously charged-off loan from 2010 which resulted in the recovery of $300,000 during the three months ended September 30, 2018. The Company intends to continue to pursue legal remedies against the principals for recovery, but there can be no assurance that these efforts will result in significant recoveries.

For the three months ended September 30, 2018, the efficiency ratio was 68.3%, compared to 63.5% for the three months ended June 30, 2018. The increase in the efficiency ratio was primarily due to the decrease in purchase accounting adjustments of $971,000, or 106.8%, from the three months ended June 30, 2018 to the three months ended September 30, 2018.

Income Tax Provision

The Company’s effective tax rate was 21.0% for the three months ended June 30, 2018, compared to 21.5% for the three months ended September 30, 2018.

Net Income for the Three Months ended September 30, 2018 compared to the Three Months ended September 30, 2017

The Company reported net income of $3.9 million, or $0.14 earnings per diluted share, for the three months ended September 30, 2018, compared to net income of $3.8 million, or $0.13 earnings per diluted share, for the three months ended September 30, 2017. Net income, adjusting for negative purchase accounting adjustments of $62,000 during the three months ended September 30, 2018 and favorable purchase accounting adjustments of $448,000 during the three months ended September 30, 2017 was $4.0 million, or $0.14 earnings per diluted share and $3.4 million, or $0.11 earnings per diluted share, respectively, an increase of $604,000, or 17.9%.

Return on average assets and return on average equity were 0.74% and 6.42%, respectively, for the three months ended September 30, 2018, as compared to 0.73% and 5.98%, respectively, for the three months ended September 30, 2017.

Net Interest Income and Net Interest Margin

Net interest income decreased $191,000, or 1.3%, to $14.6 million for the three months ended September 30, 2018, from $14.8 million for the three months ended September 30, 2017. The decrease in net interest income was due to an increase in interest expense of $1.3 million, or 34.4%, partially offset by an increase in interest income of $1.1 million, or 5.9% for the same period. Net interest income for the three months ended September 30, 2017 included favorable purchase accounting adjustments of $448,000, compared to $62,000 in negative purchase accounting adjustments during the three months ended September 30, 2018. Adjusting for the purchase accounting adjustments, net interest income increased $319,000, or 2.2%, from $14.3 million for the three months ended September 30, 2017 to $14.7 million for the three months ended September 30, 2018.

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The net interest margin for the three months ended September 30, 2018 was 2.96%, compared to 3.09% during the three months ended September 30, 2017. The decrease in net interest margin was largely attributable to the decrease in purchase accounting adjustments, from a favorable adjustment of $448,000 for the three months ended September 30, 2017 to a negative adjustment of $62,000 for the three month ended September 30, 2018, which negatively impacted the margin by 10 basis points. Excluding the purchase accounting adjustments, the net interest margin was 2.97% for the three months ended September 30, 2018, compared to 3.00%, for the three months ended September 30, 2017. Also, negatively impacting the net interest margin was the reduction in the statutory federal income tax rate from 35% for the three months ended September 30, 2017 to 21% for three months ended September 30, 2018 which reduced the tax-equivalent adjustment and resulted in a three basis point decline in the fully tax equivalent net interest margin over the same period. The net interest margin continues to be impacted by the significant increase in the federal funds target rate along with the competitive pressure to increase deposit rates.

The average yield on interest-earning assets increased 11 basis points from 3.89% for the three months ended September 30, 2017 to 4.00% for the three months ended September 30, 2018. Excluding the purchase accounting adjustments in both periods and prepayment fees in the September 2018 period, the average yield on interest-earning assets increased 17 basis points from 3.86% for the three months ended September 30, 2017 to 4.03% for the three months ended September 30, 2018, respectively. During the three months ended September 30, 2018, the average cost of funds increased 33 basis points from 0.99% for the three months ended September 30, 2017 to 1.32% for the three months ended September 30, 2018. The average cost of time deposits increased 52 basis points from 1.13% for the three months ended September 30, 2017 to 1.65% for the three months ended September 30, 2018. The average cost of deposits increased 30 basis points from 0.70% for the three months ended September 30, 2017 to 1.00% for the three months ended September 30, 2018, while the average cost of borrowings increased 60 basis points during the same period. We anticipate that recent increases in the federal funds target rate may result in continued an upward pressure on deposit and borrowing rates as competition for deposits increases. For the three months ended September 30, 2018, average demand deposits of $328.7 million, an interest-free source of funds, represented 21.0% of average total deposits and increased $27.9 million, or 9.3%, from the three months ended September 30, 2017.

During the three months ended September 30, 2018, average interest-earning assets increased $41.9 million, or 2.2%, to $2.0 billion. The increase in average interest-earning assets was due to an increase in average loans of $76.7 million, or 4.8%, partially offset by a decrease in average securities of $38.7 million, or 12.8%.

Average Federal Home Loan Bank (“FHLB”) borrowings decreased $8.4 million, or 2.9%, from $287.6 million for the three months ended September 30, 2017 to $279.2 million for the three months ended September 30, 2018. In order to manage interest rate risk, average long-term FHLB borrowings increased $101.1 million, or 87.0%, from $116.2 million during the three months ended September 30, 2017 to $217.3 million during the three months ended September 30, 2018, while short-term borrowings decreased $109.6 million, or 63.9%, during the same period. Long-term borrowings were used to replace a portion of our short-term borrowings that matured during the quarter in order to manage funding costs in a rising rate environment.

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Provision for Loan Losses

The provision for loan losses increased $150,000, or 75.0%, from $200,000 for the three months ended September 30, 2017 to $350,000 for the three months ended September 30, 2018. The Company recorded net charge-offs of $101,000 for the three months ended September 30, 2018 and $100,000 for the same period in 2017.

Non-Interest Income

Non-interest income decreased $116,000, or 4.8%, to $2.3 million for the three months ended September 30, 2018, from $2.4 million for the three months ended September 30, 2017. The decrease of $116,000 in non-interest income was primarily due to the decrease in other income of $111,000, or 100%, the increase in unrealized losses on the Company’s marketable equity securities portfolio due to the adoption of ASU 2016-01 of $43,000, the decrease in gain on sale of securities of $70,000 and a decrease of $67,000 on the gain on sale of other real estate owned (“OREO”), partially offset by the increase in service charges and fees of $177,000, or 10.3%.

Non-Interest Expense

For the three months ended September 30, 2018, non-interest expense increased $416,000, or 3.7%, to $11.6 million, or 2.18% of average assets, from $11.2 million, or 2.14% of average assets, for the three months ended September 30, 2017. The increase in non-interest expense was primarily due to an increase in other non-interest expense of $299,000, or 19.3%, an increase in professional fees of $125,000, or 19.5%, an increase in occupancy expense of $61,000, or 6.8%, and an increase in advertising expenses of $23,000, or 7.0%. These increases were partially offset by a decrease in salaries and benefits of $39,000, or 0.6%, a decrease in data processing of $38,000, or 5.6%, a decrease in furniture and equipment of $10,000, or 2.4%, and a decrease in FDIC insurance of $5,000, or 3.1%. The increase in professional fees of $125,000 was primarily due to $103,000 in legal fees associated with a previously charged-off loan from 2010 which resulted in the recovery of $300,000 during the three months ended September 30, 2018. The Company intends to continue to pursue legal remedies against the principals for recovery, but there can be no assurance that these efforts will result in significant recoveries.

For the three months ended September 30, 2018, the efficiency ratio was 68.3%, compared to 65.4% for the three months ended September 30, 2017.

Income Tax Provision

The Company’s effective tax rate decreased from 34.8% for the three months ended September 30, 2017 to 21.5% for the three months ended September 30, 2018 and reflects a reduction in the statutory federal income tax rate to 21% from 35% effective January 1, 2018 related to enactment of the Tax Cuts and Jobs Act (the “Tax Act”) in December 2017.

Net Income for the Nine Months Ended September 30, 2018 compared to the Nine Months Ended September 30, 2017

For the nine months ended September 30, 2018, the Company reported net income of $12.6 million, or $0.43 earnings per diluted share, compared to $12.7 million, or $0.42 earnings per diluted share, for the nine months ended September 30, 2017. The financial results for the nine months ended September 30, 2017 included $1.8 million in tax benefits recorded in connection with the reversal of a deferred tax valuation allowance and exercises of stock options, both favorably impacting the income tax provision for nine months ended September 30, 2017. Also, included in the nine months ended September 30, 2017 was $379,000, net of tax, of merger related costs associated with the acquisition of Chicopee. Excluding these tax benefits and merger expenses for the 2017 period and $165,000 of tax benefits recorded for the nine months ended September 30, 2018, core net income was $11.2 million, or $0.37 earnings per diluted share for the nine months ended September 30, 2017, compared to $12.4 million, or $0.42 earnings per diluted share for the nine months ended September 30, 2018. Core net income is a non-GAAP financial measure.  Management believes core net income more accurately reflects the Company’s results of operations in the overall evaluation of its performance and believes it is useful to compare core net income to prior quarters.  A reconciliation of core net income is included in the accompanying financial tables.

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Return on average assets and return on average equity were 0.80% and 6.95% for the nine months ended September 30, 2018, respectively, compared to 0.82% and 6.82% for the nine months ended September 30, 2017, respectively. Excluding tax benefits and merger related expenses, net of tax, return on average assets and return on average equity were 0.79% and 6.85% for the nine months ended September 30, 2018, compared to 0.73% and 6.05% for the nine months ended September 30, 2017, respectively.

Net Interest Income and Net Interest Margin

Net interest income increased $1.2 million, or 2.6%, from $44.0 million for the nine months ended September 30, 2017 to $45.2 million for the nine months ended September 30, 2018. The increase in net interest income was primarily due to an increase in interest and dividend income of $4.0 million, or 7.3%, partially offset by an increase in interest expense of $2.9 million, or 26.5%, from the nine months ended September 30, 2017. Excluding favorable purchase accounting adjustments of $1.1 million and prepayment penalties of $279,000 during the nine months ended September 30, 2018 and $1.4 million in favorable purchase accounting adjustments during the nine months ended September 30, 2017, net interest income increased $1.2 million, or 2.8%. After adjusting for the favorable purchase accounting adjustments and the prepayment penalties, interest income increased $3.5 million, or 6.5%, million primarily due to an increase in average loans of $68.7 million, or 4.3%, for the nine months ended September 30, 2018. The increase in interest expense of $2.9 million, or 26.5%, was due to an increase in interest expense on deposits of $2.0 million, or 32.2%, and an increase in interest expense on borrowings of $863,000, or 18.8%, for the nine months ended September 30, 2018. Favorable purchase accounting adjustments on deposits decreased $526,000, or 69.9%, from $753,000 during the nine months ended September 30, 2017 to $227,000 during the nine months ended September 30, 2018. Excluding these adjustments, interest expense on deposits increased $1.5 million, or 21.1%, during the same period.

The net interest margin increased two basis points from 3.09% for the nine months ended September 30, 2017 to 3.11% for the nine months ended September 30, 2018. During the nine months ended September 30, 2018 and September 30, 2017, favorable purchase accounting adjustments related to the Chicopee acquisition increased net interest income by $1.1 million and $1.4 million, respectively. The nine months ended September 30, 2018 also included prepayment penalties of $279,000. Excluding these items, the adjusted net interest margin for the nine months ended September 30, 2018 was 3.02% compared to 2.99% for the nine months ended September 30, 2017. Also, negatively impacting the net interest margin was the reduction in the statutory federal income tax rate from 35% for the nine months ended September 30, 2017 to 21% for nine months ended September 30, 2018, thus reducing the tax-equivalent amount of each dollar of tax-exempt income and causing a two basis point decline in net interest margin over the same period.

The average asset yield decreased 20 basis points from 3.83% for the nine months ended September 30, 2017 to 4.03% for the nine months ended September 30, 2018. The average cost of funds increased 25 basis points from 0.95% for the nine months ended September 30, 2017 to 1.20% for the nine months ended September 30, 2018. The average cost of time deposits increased 38 basis points from 1.09% for the nine months ended September 30, 2017 to 1.47% for the nine months ended September 30, 2018. Excluding the favorable purchase account adjustments on time deposits of $227,000 and $753,000 during the nine months ended September 30, 2018 and September 30, 2017, respectively, and the cost of deposits increased 14 basis points from 0.77% during the nine months ended September 30, 2017 to 0.91% during the nine months ended September 30, 2018, respectively. The average cost of borrowings increased 54 basis points from 2.02% for the nine months ended September 30, 2017 to 2.56% for the nine months ended September 30, 2018.

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Average interest-earning assets increased $20.0 million, or 1.0%, to $2.0 billion for the nine months ended September 30, 2018. The increase in average interest-earning assets was due to the increase in average loans of $68.7 million, or 4.3%, partially offset by the decrease in average investments of $32.3 million, or 10.6%, and a decrease in short-term investments of $16.2 million, or 67.5%.

Average FHLB borrowings decreased $4.7 million, or 1.7%, from $283.1 million for the nine months ended September 30, 2017 to $278.4 million for the nine months ended September 30, 2018. In order to manage interest rate risk, during the nine months ended September 30, 2018, average long-term FHLB borrowings of $205.0 million increased $84.3 million, or 69.8%, from $120.7 million for the nine months ended September 30, 2017, as short-term borrowings decreased $89.0 million, or 54.8%, during the same period. New long-term borrowings were used to replace a portion of our short-term borrowings that matured over the nine months in order to manage funding costs in a rising rate environment.

Provision for Loan Losses

The provision for loan losses of $1.6 million increased $750,000, or 88.2%, for the nine months ended September 30, 2018 compared to $850,000 for the nine months ended September 30, 2017. The Company recorded net charge-offs $196,000 for the nine months ended September 30, 2018, as compared to net charge-offs of $400,000 for the nine months ended September 30, 2017. Contributing to the increase in the general reserves was the increase in commercial real estate loans of $47.8 million, or 6.7%, from $716.9 million at September 30, 2017 to $764.7 million at September 30, 2018.

Non-Interest Income

For the nine months ended September 30, 2018, non-interest income of $7.0 million increased $491,000, or 7.5%, compared to $6.5 million for the nine months ended September 30, 2017. During the nine months ended September 30, 2018, non-interest income included the recognition of $715,000 in BOLI death benefits. Excluding the BOLI death benefits, non-interest income decreased of $224,000, or 3.4%. The decrease was primarily due to the decrease of $302,000 in realized securities losses primarily due to the amortization of the remaining premium on a bond which was paid in full prior to its final maturity, an increase of $190,000 in unrealized losses on the Company’s marketable equity securities portfolio due to the adoption of ASU 2016-01, a decrease in other income of $96,000, or 42.3%, and a decrease of $19,000 on the gain on the sale of OREO, partially offset by an increase in service charges and fees of $378,000, or 7.9%, from $4.8 million for the nine months ended September 30, 2017 to $5.2 million for the nine months ended September 30, 2018.

Non-Interest Expense

For the nine months ended September 30, 2018, non-interest expense increased $1.1 million, or 3.4%, to $34.5 million, or 2.21% of average assets, compared to $33.4 million, or 2.15% of average assets for the nine months ended September 30, 2017. Excluding merger-related expenses of $526,000, non-interest expense increased $1.6 million, or 4.9%, from $32.9 million for the nine months ended September 30, 2017 to $34.5 million for the nine months ended September 30, 2018. The increase in non-interest expense was primarily due to the increase in salaries and benefits of $594,000, or 3.1%, an increase in data processing of $217,000, or 12.5%, an increase in professional fees of $188,000, or 9.8%, an increase in occupancy expense of $164,000, or 5.8%, an increase in advertising expense of $92,000, or 9.6%, and an increase in other expenses of $396,000, or 8.1%. The increase in professional fees of $188,000, or 9.8%, was primarily due to $254,000 in legal fees associated with a previously charged-off loan from 2010 which resulted in the recovery of $300,000 during the nine months ended September 30, 2018. The Company intends to continue to pursue legal remedies against the principals for recovery, but there can be no assurance that these efforts will result in significant recoveries.

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For the nine months ended September 30, 2018, the efficiency ratio was 66.6%, compared to 65.2% for the nine months ended September 30, 2017.

Income Tax Provision

The effective tax rate for the nine months ended September 30, 2018 and September 30, 2017 was 21.7% and 22.1%, respectively. The comparable effective tax rate for the nine months ended September 30, 2017 was primarily due to the $1.8 million in tax benefits recorded as previously disclosed.

Balance Sheet

At September 30, 2018, total assets were $2.2 billion, an increase of $67.5 million, or 3.2%, from December 31, 2017, primarily due to an increase in loans of $61.9 million, or 3.8%, and an increase in cash and cash equivalents of $34.9 million, partially offset by a decrease in securities available-for-sale and marketable equity securities of $29.1 million, or 10.1%.

Loans

Total loans increased $61.9 million, or 3.8%, due to an increase in commercial real estate loans of $32.1 million, or 4.4%, an increase in residential real estate loans of $19.9 million, or 3.1%, and an increase in commercial and industrial loans of $9.4 million, or 3.9%. In order to reduce interest rate risk, the Company currently services $58.1 million in residential loans sold to the secondary market. The servicing rights will continue to be retained on all loans sold. The following table is a summary of our outstanding loan balances as of the periods indicated:

	September 30, 2018	December 31, 2017
	(Dollars in thousands)

Commercial real estate loans	$764,749	$732,616
Commercial and industrial loans	247,869	238,502
Residential real estate loans	670,282	650,351
Consumer loans	5,105	4,478
Total gross loans	1,688,005	1,625,947
Unamortized premiums and net deferred loans fees and costs	4,563	4,734
Total loans	$1,692,568	$1,630,681

Credit Quality

Net charge-offs for the nine months ended September 30, 2018 totaled $196,000, or 0.01% of annualized charge-offs to average loans, compared to net charge-offs $400,000, or 0.03% of annualized charge-offs to average loans for the nine months ended September 30, 2017.

At September 30, 2018, nonperforming loans totaled $12.8 million, or 0.76% of total loans, compared to $12.8 million, or 0.78% of total loans at December 31, 2017. At September 30, 2018, there were no loans 90 or more days past due and still accruing interest. Nonperforming assets to total assets was 0.59% at September 30, 2018 and 0.62% at December 31, 2017. The allowance for loan losses as a percentage of total loans was 0.72% at September 30, 2018, compared to 0.66% at December 31, 2017. At September 30, 2018, the allowance for loan losses as a percentage of nonperforming loans was 95.7%, compared to 84.9% at December 31, 2017. The allowance for loan losses as a percentage of total loans, excluding loans acquired from Chicopee, which were recorded at fair value with no related allowance for loan losses, was 1.01% at September 30, 2018 and at December 31, 2017.

9

Deposits

At September 30, 2018, total deposits were $1.6 billion, an increase of $102.9 million, or 6.8%, from December 31, 2017. Core deposits, which the Company defines as all deposits except time deposits, increased $26.8 million, or 2.8%, from $949.5 million, or 63.0% of total deposits, at December 31, 2017, to $976.3 million, or 60.7% of total deposits, at September 30, 2018. Non-interest-bearing deposits increased $45.9 million, or 14.7%, to $357.8 million, money market accounts decreased $5.2 million, or 1.3%, to $405.0 million, and interest-bearing checking accounts decreased $2.4 million, or 2.7%, to $85.0 million. Time deposits increased $76.2 million, or 13.7%, from $556.5 million at December 31, 2017 to $632.8 million at September 30, 2018.

FHLB Advances and Repurchase Agreements

FHLB advances decreased $18.5 million, or 6.2%, from $297.8 million at December 31, 2017 to $279.3 million at September 30, 2018, while customer repurchase agreements decreased $11.7 million. During the three months ended March 31, 2018, the Company eliminated customer repurchase agreements and balances were transferred to the customer’s respective core deposit account.

Capital

At September 30, 2018, shareholders’ equity was $241.3 million, or 11.2% of total assets, compared to $247.3 million, or 11.9% of total assets at December 31, 2017. The decrease in shareholders’ equity during the nine months ended September 30, 2018 reflects $4.3 million net increase in accumulated other comprehensive loss, $12.3 million for the repurchase of shares of the Company’s common stock and $3.5 million for payment of common stock dividends, partially offset by a net increase of $12.6 million in the Company's retained earnings reflective of current period net income and $1.6 million in share-based compensation. Total shares outstanding as of September 30, 2018 were 29,453,808.

The Company’s tangible book value per share increased by $0.07, or 0.9%, to $7.64 at September 30, 2018 from $7.57 at December 31, 2017. The Company’s and Bank’s regulatory capital ratios continued to exceed the levels required to be considered “well-capitalized” under federal banking regulations.

Share Repurchase

On January 31, 2017, the Board of Directors authorized a stock repurchase program under which the Company may purchase up to 3,047,000 shares, or 10% of its outstanding common stock. As of September 30, 2018, there were 1,302,693 shares remaining to be purchased under the plan.

About Western New England Bancorp, Inc.

Western New England Bancorp, Inc. is a Massachusetts-chartered stock holding company and the parent company of Westfield Bank, CSB Colts, Inc., Elm Street Securities Corporation, WFD Securities, Inc. and WB Real Estate Holdings, LLC. Western New England Bancorp, Inc. and its subsidiaries are headquartered in Westfield, Massachusetts and operate 22 banking offices throughout western Massachusetts and northern Connecticut. To learn more, visit our website at www.westfieldbank.com.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

10

WESTERN NEW ENGLAND BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Net Income and Other Data

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
	2018	2018	2018	2017	2017	2018	2017
INTEREST AND DIVIDEND INCOME:
Loans	$17,577	$18,405	$16,702	$17,182	$16,445	$52,684	$48,482
Securities	1,766	1,829	1,808	1,862	1,888	5,403	5,715
Other investments	228	202	201	177	172	631	501
Short-term investments	34	28	21	18	11	83	102
Total interest and dividend income	19,605	20,464	18,732	19,239	18,516	58,801	54,800

INTEREST EXPENSE:
Deposits	3,094	2,718	2,355	2,269	2,111	8,167	6,179
Long-term debt	1,193	1,130	855	627	534	3,178	1,634
Short-term borrowings	713	751	800	991	1,075	2,264	2,945
Total interest expense	5,000	4,599	4,010	3,887	3,720	13,609	10,758

Net interest and dividend income	14,605	15,865	14,722	15,352	14,796	45,192	44,042

PROVISION FOR LOAN LOSSES	350	750	500	510	200	1,600	850

Net interest and dividend income after provision for loan losses	14,255	15,115	14,222	14,842	14,596	43,592	43,192

NON-INTEREST INCOME:
Service charges and fees	1,891	1,693	1,583	1,600	1,714	5,167	4,789
Income from bank-owned life insurance	448	484	442	455	450	1,374	1,369
Bank-owned life insurance death benefit	—	715	—	—	—	715	—
(Loss) gain on securities, net	—	(49)	(201)	—	70	(250)	52
Gain (loss) on sale of OREO	—	—	48	(58)	67	48	67
Unrealized losses on equity securities	(43)	(41)	(106)	—	—	(190)	—
Other income	—	131	—	—	111	131	227
Total non-interest income	2,296	2,933	1,766	1,997	2,412	6,995	6,504

NON-INTEREST EXPENSE:
Salaries and employees benefits	6,451	6,564	6,533	6,477	6,490	19,548	18,954
Occupancy	952	967	1,060	959	891	2,979	2,815
Furniture and equipment	400	382	367	384	410	1,149	1,149
Data processing	642	678	637	632	680	1,957	1,740
Professional fees	767	681	659	640	642	2,107	1,919
FDIC insurance	158	147	158	154	163	463	466
Merger related expenses	—	—	—	—	—	—	526
Advertising expense	351	355	347	335	328	1,053	961
Other	1,851	1,772	1,665	1,783	1,552	5,288	4,892
Total non-interest expense	11,572	11,546	11,426	11,364	11,156	34,544	33,422

INCOME BEFORE INCOME TAXES	4,979	6,502	4,562	5,475	5,852	16,043	16,274

INCOME TAX PROVISION	1,070	1,364	1,043	5,828	2,037	3,476	3,600
NET INCOME (LOSS)	$3,909	$5,138	$3,519	$(353)	$3,815	$12,567	$12,674

Basic earnings (loss) per share	$0.14	$0.18	$0.12	$(0.01)	$0.13	$0.43	$0.42
Weighted average shares outstanding	28,789,132	29,035,895	29,484,824	29,750,267	30,103,095	29,100,735	29,895,621
Diluted earnings (loss) per share	$0.14	$0.18	$0.12	$(0.01)	$0.13	$0.43	$0.42
Weighted average diluted shares outstanding	28,937,038	29,178,264	29,620,929	29,750,267	30,219,083	29,242,862	30,074,361

Other Data:
Return (loss) on average assets (1)	0.74%	0.98%	0.69%	(0.07)%	0.73%	0.80%	0.82%
Return on average assets, exclusive of merger expenses, tax benefits and deferred tax asset adjustment for corporate rate change (1)(3)	0.74%	0.95%	0.69%	0.70%	0.73%	0.79%	0.73%
Return (loss) on average equity (1)	6.42%	8.63%	5.82%	(0.56)%	5.98%	6.95%	6.82%
Return on average equity, exclusive of merger expenses, tax benefits and deferred tax asset adjustment for corporate rate change (1)(3)	6.42%	8.38%	5.79%	5.75%	5.98%	6.85%	6.09%
Efficiency ratio (2)(3)	68.30%	63.53%	68.23%	65.28%	65.35%	66.60%	65.23%
Net interest margin, on a fully tax equivalent basis	2.96%	3.27%	3.12%	3.19%	3.09%	3.11%	3.09%

(1) Annualized.
(2) The efficiency ratio represents the ratio of operating expenses excluding merger related charges divided by the sum of net interest and dividend income and non-interest income, excluding gain and loss on securities and sale of OREO, unrealized losses on equity securities and bank-owned life insurance death benefits.
(3) Please refer to the “Reconciliation of non-GAAP to GAAP Financial Measures” on pages 17 and 18 for further details.

11

WESTERN NEW ENGLAND BANCORP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Cash and cash equivalents	$61,999	$22,925	$29,438	$27,132	$28,900
Securities available for sale, at fair value	252,984	259,689	266,963	288,416	297,919
Marketable equity securities, at fair value	6,319	6,324	6,327	—	—
Federal Home Loan Bank of Boston and other restricted stock - at cost	15,480	15,584	14,685	15,553	15,704

Loans	1,692,568	1,668,875	1,646,990	1,630,681	1,618,773
Allowance for loan losses	(12,235)	(11,986)	(11,370)	(10,831)	(10,518)
Net loans	1,680,333	1,656,889	1,635,620	1,619,850	1,608,255

Bank-owned life insurance	68,801	68,353	69,204	68,762	68,307
Goodwill	12,487	12,487	12,487	12,487	12,487
Core deposit intangible	3,781	3,875	3,969	4,063	4,156
Other assets	48,341	49,470	46,838	46,807	50,650
TOTAL ASSETS	$2,150,525	$2,095,596	$2,085,531	$2,083,070	$2,086,378

Total deposits	$1,609,019	$1,551,804	$1,553,727	$1,506,082	$1,515,198
Short-term borrowings	55,000	66,000	55,000	144,650	192,465
Long-term debt	224,306	214,672	212,730	164,786	106,339
Other liabilities	20,915	21,047	21,451	20,271	19,821
TOTAL LIABILITIES	1,909,240	1,853,523	1,842,908	1,835,789	1,833,823

TOTAL SHAREHOLDERS' EQUITY	241,285	242,073	242,623	247,281	252,555

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,150,525	$2,095,596	$2,085,531	$2,083,070	$2,086,378

12

WESTERN NEW ENGLAND BANCORP, INC. AND SUBSIDIARIES

Other Data

(Dollars in thousands, except per share data)

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Other Data:

Shares outstanding at end of period	29,453,808	29,746,707	30,138,083	30,487,309	30,816,813

Book value per share	$8.19	$8.14	$8.05	$8.11	$8.20
Tangible book value per share	7.64	7.59	7.50	7.57	7.66
30-89 day delinquent loans	8,153	9,413	7,519	9,795	8,892
30-89 day delinquent loans acquired from Chicopee, net of purchase accounting adjustments	3,328	3,285	3,229	4,527	4,567
Total delinquent loans	10,960	11,917	9,837	12,247	11,064
Total delinquent loans as a percentage of total loans	0.65%	0.71%	0.60%	0.75%	0.68%
Nonperforming loans	12,782	13,010	12,100	12,755	13,165
Nonperforming loans acquired from Chicopee, net of purchase accounting adjustments	5,035	5,101	5,883	6,157	6,450
Nonperforming loans as a percentage of total loans	0.76%	0.78%	0.73%	0.78%	0.81%
Nonperforming assets as a percentage of total assets	0.59%	0.62%	0.58%	0.62%	0.64%
Allowance for loan losses as a percentage of nonperforming loans	95.72%	92.13%	93.97%	84.92%	79.89%
Allowance for loan losses as a percentage of total loans	0.72%	0.72%	0.69%	0.66%	0.65%
Allowance for loan losses as a percentage of total loans, excluding loans acquired from Chicopee recorded at fair value with no corresponding allowance	1.01%	1.03%	1.02%	1.01%	1.02%

13

The following tables set forth the information relating to our average balances and net interest income for the three months ended September 30, 2018, June 30, 2018, and September 30, 2017 and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.

	Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average		Average Yield/	Average		Average Yield/	Average		Average Yield/
	Balance	Interest (6)	Cost	Balance	Interest (6)	Cost	Balance	Interest (6)	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$1,682,034	$17,690	4.21%	$1,664,903	$18,531	4.45%	$1,605,376	$16,681	4.16%
Securities(2)	263,378	1,772	2.69	272,809	1,835	2.69	302,030	1,901	2.52
Other investments	17,747	228	5.14	17,601	202	4.59	17,748	172	3.88
Short-term investments(3)	9,083	34	1.50	8,386	28	1.34	5,206	11	0.85
Total interest-earning assets	1,972,242	19,724	4.00	1,963,699	20,596	4.20	1,930,360	18,765	3.89
Total non-interest-earning assets	134,708			132,467			141,119
Total assets	$2,106,950			$2,096,166			$2,071,479

LIABILITIES AND EQUITY:
Interest-bearing liabilities
Interest-bearing checking accounts	$86,615	94	0.43	$98,493	87	0.35	$82,164	81	0.39
Savings accounts	138,112	40	0.12	142,991	48	0.13	148,433	43	0.12
Money market accounts	415,416	489	0.47	419,604	476	0.45	400,400	386	0.39
Time deposit accounts	600,333	2,471	1.65	578,860	2,107	1.46	568,578	1,601	1.13
Total interest-bearing deposits	1,240,476	3,094	1.00	1,239,948	2,718	0.88	1,199,575	2,111	0.70
Short-term borrowings and long-term debt	279,181	1,906	2.73	288,054	1,881	2.61	301,715	1,609	2.13
Interest-bearing liabilities	1,519,657	5,000	1.32	1,528,002	4,599	1.20	1,501,290	3,720	0.99
Non-interest-bearing deposits	328,735			312,754			300,757
Other non-interest-bearing liabilities	16,917			16,566			16,147
Total non-interest-bearing liabilities	345,652			329,320			316,904
Total liabilities	1,865,309			1,857,322			1,818,194
Total equity	241,641			238,844			253,285
Total liabilities and equity	$2,106,950			$2,096,166			$2,071,479
Less: Tax-equivalent adjustment(2)		(119)			(132)			(249)
Net interest and dividend income		$14,605			$15,865			$14,796
Net interest rate spread			2.66%			2.97%			2.85%
Net interest rate spread, on a tax-equivalent basis(4)			2.68%			3.00%			2.90%
Net interest margin			2.94%			3.24%			3.04%
Net interest margin, on a tax-equivalent basis(5)			2.96%			3.27%			3.09%
Ratio of average interest-earning
assets to average interest-bearing liabilities			129.78%			128.51%			128.58%

14

The following tables set forth the information relating to our average balances and net interest income for the nine months ended September 30, 2018 and 2017 and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.

	Nine Months Ended September 30,
	2018			2017
	Average		Average Yield/	Average		Average Yield/
	Balance	Interest (6)	Cost	Balance	Interest (6)	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$1,658,094	$53,047	4.27%	$1,589,423	$49,202	4.13%
Securities(2)	272,844	5,422	2.65	305,111	5,761	2.52
Other investments	17,489	631	4.81	17,665	501	3.78
Short-term investments(3)	7,817	83	1.42	24,023	102	0.57
Total interest-earning assets	1,956,244	59,183	4.03	1,936,222	55,566	3.83
Total non-interest-earning assets	134,722			137,775
Total assets	$2,090,966			$2,073,997

LIABILITIES AND EQUITY:
Interest-bearing liabilities
Interest-bearing checking accounts	$92,718	261	0.38	$86,841	249	0.38
Savings accounts	141,314	129	0.12	150,975	137	0.12
Money market accounts	417,724	1,383	0.44	398,400	1,150	0.38
Time deposit accounts	580,243	6,394	1.47	568,728	4,643	1.09
Total interest-bearing deposits	1,231,999	8,167	0.88	1,204,944	6,179	0.68
Short-term borrowings and long-term debt	283,302	5,442	2.56	302,254	4,579	2.02
Interest-bearing liabilities	1,515,301	13,609	1.20	1,507,198	10,758	0.95
Non-interest-bearing deposits	317,296			304,492
Other non-interest-bearing liabilities	16,460			13,774
Total non-interest-bearing liabilities	333,756			318,266
Total liabilities	1,849,057			1,825,464
Total equity	241,909			248,533
Total liabilities and equity	$2,090,966			$2,073,997
Less: Tax-equivalent adjustment(2)		(382)			(766)
Net interest and dividend income		$45,192			$44,042
Net interest rate spread			2.81%			2.82%
Net interest rate spread, on a tax-equivalent basis(4)			2.83%			2.86%
Net interest margin			3.09%			3.04%
Net interest margin, on a tax-equivalent basis(5)			3.11%			3.09%
Ratio of average interest-earning
assets to average interest-bearing liabilities			129.10%			128.47%

15

____________________________________________________
(1)	Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.
(2)	Loan and securities income are presented on a tax-equivalent basis using a tax rate of 21% and 35% for the 2018 and 2017 periods, respectively. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the consolidated statements of net income.
(3)	Short-term investments include federal funds sold.
(4)	Net interest rate spread, on a tax-equivalent basis, represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5)	Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.
(6)	The accounting for the Chicopee acquisition required loans, time deposits and borrowings to be recorded at fair value. The fair value marks on the loans, time deposits and borrowings acquired accrete and amortize into net interest income over time. For the three months ended September 30, 2018, June 30, 2018 and September 30, 2017, the loan accretion income and interest expense reduction on time deposits and borrowings related to the Chicopee acquisition increased net interest income $62,000, $909,000 and $448,000, respectively, and for the nine months ended September 30, 2018 and 2017, the loan accretion income and interest expense reduction on time deposits and borrowings related to the Chicopee acquisition increased net interest income $1.1 million and $1.4 million, respectively. Excluding these items, net interest margin for the three months ended September 30, 2018, June 30, 2018 and September 30, 2017 was 2.97%, 3.08% and 3.00% and the net interest margin for the nine months ended September 30, 2018 and 2017 was 3.04% and 2.99%, respectively.

16

Reconciliation of Non-GAAP to GAAP Financial Measures

The Company believes that certain non-GAAP financial measures provide information to investors that is useful in understanding its financial condition.  Because not all companies use the same calculation, this presentation may not be comparable to other similarly titled measures calculated by other companies.  A reconciliation of these non-GAAP financial measures is provided below.

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
	2018	2018	2018	2017	2017	2018	2017
	(Dollars in thousands, except per share data)
Net Income:
Net income (loss), as presented	$3,909	$5,138	$3,519	$(353)	$3,815	$12,567	$12,674
Merger related expenses, net of tax (1)	—	—	—	—	—	—	379
Tax benefit impact (2)	—	(150)	(15)	—	—	(165)	(1,806)
Deferred tax asset adjustment for corporate rate change (3)	—	—	—	4,000	—	—	—
Core net income, exclusive of merger related expenses, tax benefits impact and deferred tax asset adjustment for corporate rate change	$3,909	$4,988	$3,504	$3,647	$3,815	$12,402	$11,247

Diluted EPS:
Diluted earnings (loss) per share, as presented	$0.14	$0.18	$0.12	$(0.01)	$0.13	$0.43	$0.42
Merger related expense impact, net of tax (1)	—	—	—	—	—	—	0.01
Tax benefits impact (2)	—	(0.01)	—	—	—	(0.01)	(0.06)
Deferred tax asset adjustment for corporate rate change (3)	—	—	—	0.13	—	—	—
Core diluted EPS, exclusive of merger related expense, tax benefits impact and deferred tax asset adjustment for corporate rate change	$0.14	$0.17	$0.12	$0.12	$0.13	$0.42	$0.37

17

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
	2018	2018	2018	2017	2017	2018	2017
	(Dollars in thousands, except per share data)

Return on Average Assets:
Return (loss) on average assets, as presented	0.74%	0.98%	0.69%	(0.07)%	0.73%	0.80%	0.82%
Merger related expense impact, net of tax (1)	—	—	—	—	—	—	0.03
Tax benefits impact (2)	—	(0.03)	—	—	—	(0.01)	(0.12)
Deferred tax asset adjustment for corporate rate change (3)	—	—	—	0.77	—	—	—
Core return on average assets, exclusive of merger related expense, tax benefits impact and deferred tax asset adjustment for corporate rate change	0.74%	0.95%	0.69%	0.70%	0.73%	0.79%	0.73%

Return on Average Equity:
Return (loss) on average equity, as presented	6.42%	8.63%	5.82%	(0.56)%	5.98%	6.95%	6.82%
Merger related expense impact, net of tax (1)	—	—	—	—	—	—	0.20
Tax benefits impact (2)	—	(0.25)	(0.03)	—	—	(0.10)	(0.97)
Deferred tax asset adjustment for corporate rate change (3)	—	—	—	6.31	—	—	—
Core return on average equity, exclusive of merger related expense, tax benefits impact and corporate rate change	6.42%	8.38%	5.79%	5.75%	5.98%	6.85%	6.05%

(1) Assumed tax rate for deductible expenses of 33.0% for the nine months ended September 30, 2017.
(2) Tax benefit impact of the reversal of a deferred tax valuation allowance, stock option exercises and bank-owned life insurance death benefits.
(3) Deferred tax asset adjustment recorded during the fourth quarter of 2017 upon change in corporate tax rate.

18